EXHIBIT 99.1

Hawk Announces 2007 Operating Guidance from Continuing Operations

CLEVELAND, January 11, 2007—Hawk Corporation (AMEX:HWK) announced today expected 2007 operating guidance for its friction products and performance racing segments. All results provided assume the completion of the sale of the Company’s precision components segment which was announced in December 2006. The sale is expected to be completed in the first quarter of 2007. The 2007 operating results as presented do not include or anticipate any acquisitions or other business combinations, reinvestment of proceeds or a possible limited stock buy-back involving the expected proceeds from the sale of the precision components segment sale.

Based on the completion of the expected sale, Hawk is projecting revenues from its continuing operations in 2007 to be between $217.0 million and $222.0 million. The Company expects that 2007 operating income from its friction products and performance racing segments will be between $11.0 million and $14.0 million.  Depreciation and amortization for these two operating segments is expected to be between $7.0 million and $8.0 million for 2007. All “corporate charges” that the Company expects to incur such as occupancy costs associated with the Company’s headquarter and other corporate overhead have been fully allocated to the two remaining operating segments and are included in the forecasted operating results. The Company expects to announce its full year 2006 results on March 6, 2007.

Ronald E. Weinberg, Hawk’s Chairman and CEO stated, “We look forward to the opportunities available to us in the friction products and performance racing segments in 2007. As a result of pricing actions and improvements in our manufacturing processes, especially at our Tulsa operation, we expect our continuing operations to show improvement in 2007. This expected improvement in operating performance will be partially offset by the reallocation of corporate charges to the friction products and performance racing segments that were previously allocated to the Company’s precision components group. With the exception of the expected slowdown in the heavy truck market in 2007, we expect all of our end markets to remain strong during the year.” Mr. Weinberg added, “The expected sale of our precision components segment will provide us a number of opportunities to grow our friction products and performance racing segments through possible acquisitions as well as the acceleration of internal development projects. In addition, we are considering reducing our outstanding debt levels and deleveraging our balance sheet, as well as exploring the opportunity of a limited stock buy-back.”

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products. Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction equipment, farm equipment, recreational and performance automotive vehicles. The Company’s performance racing group manufactures clutches and gearboxes for motor sport applications and performance automotive markets. Headquartered in Cleveland, Ohio, Hawk has approximately 1,100 employees at 11 manufacturing, research, sales and administrative sites in 6 countries at its friction products and performance racing operations.

Forward-Looking Statements
This press release includes forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to; the ability of the Company to complete the sale of its precision components segment under the terms and conditions as negotiated with the buyer; the Company’s ability to execute its business plan to meet its forecasted results from continuing operations; the Company’s vulnerability to adverse general economic and industry conditions and competition; the impact on the Company’s gross profit margins as a result of changes in product mix; the effect of the transfer of manufacturing to China and other lower wage locations by other manufacturers who compete with the Company; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company’s non-U.S. sales continue to increase; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; and, the continuity of business relationships with major customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact Information
Ronald E. Weinberg, Chairman and CEO
(216) 861-3553

Joseph J. Levanduski, CFO
(216) 861-3553

Thomas A. Gilbride, Vice President - Finance
(216) 861-3553